Exhibit 99.1

Virpax Pharmaceuticals Announces Appointment of

Barbara A. Ruskin, Ph.D, J.D. to the Board of Directors

BERWYN, PA, March 28, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, announced today that the Company has appointed Barbara A. Ruskin, Ph.D, J.D. to its Board of Directors, increasing the size of the Board to nine members.

Dr. Ruskin, who received her Ph.D. in Biochemistry & Molecular Biology from Harvard University, is an experienced attorney specializing in life sciences and intellectual property. Most recently she serves as the Chief Intellectual Property and Innovation Officer for Silence Therapeutics, a Nasdaq listed international biotechnology company. Prior to that role, she was the Company’s General Counsel and Chief Patent Officer. Dr. Ruskin brings over 25 years of experience in life science IP and corporate law, having served as outside counsel for pharmaceutical and biotechnology companies and their investors, including as an IP Corporate Partner at Ropes & Gray LLP and as an associate at Fish & Neave LLP, both in New York City. She has advised, managed and prosecuted worldwide patent portfolios for a number of biotech and pharmaceutical industry clients including Biogen, Stryker Biotech and Vertex Pharmaceuticals among others, and has also worked in IP litigation in both the U.S. and Europe. Dr. Ruskin previously served as Chairman and currently serves as a director on the Board of St. Jude Children's Hospital GMP, LLC and has previously served as a director on the Board of the Burke Neurological Institute.

Dr. Ruskin did her post-doctoral research at the Whitehead Institute for Biomedical Research (MIT) and at the Institute for Neuroscience (University of Oregon). She has published numerous scientific articles and given legal presentations that combine her knowledge of biochemistry and law. In addition to her Ph.D. in Biochemistry & Molecular Biology, Dr. Ruskin received a B.A. in Biochemistry from the University of California, Berkeley, and her J.D. from Fordham University School of Law.

“With her unique background, knowledge and experience, we believe that Dr. Ruskin will be a valuable addition to our Board. We are very pleased that she is joining us and look forward to her contributions,” concluded Anthony P. Mack, Chairman and CEO of Virpax.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on the Company’s business and results of operations; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company's product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Betsy Brod
Affinity Growth Advisors
betsy.brod@affinitygrowth.com
212-661-2231